UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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TaskUs, Inc.

(Name of Registrant as Specified In Its Charter)

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Investor Presentation August 2025

Additional Information and Where to Find It This presentation may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Breeze Merger Corporation. In connection with the proposed transaction, on August 8, 2025, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). The Company has begun mailing the definitive proxy statement on August 8, 2025, to its holders of record as of August 6, 2025. In addition, the Company and certain affiliates of the Company have jointly filed a transaction statement on Schedule 13E-3. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at ir.taskus.com. Participants in the Solicitation The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here), under the sections “Executive and Director Compensation”, “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is included in the Company’s definitive proxy statement relating to the proposed transaction, which was filed with the SEC on August 8, 2025.

Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting current views with respect to, among other things, the Company’s operations, financial performance, industry, the impact of the macroeconomic environment on the business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived; the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; the potential impact of certain provisions of the merger agreement on the Company’s liquidity and ability to fund its operations during the pendency of the proposed transaction; risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; and the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 7, 2025, as such factors have been and may be further updated from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Executive Summary As of May 2025, TaskUs’ share price was down ~54% from post-IPO levels ? At the time of the IPO, the Company and sector were trading in the low teens; since the introduction and proliferation of AI, both have re-rated down to low single digits TaskUs operates in outsourcing service categories that are expected to be fundamentally reshaped by AI. Our competitors and customers are investing heavily in AI, and TaskUs will need to invest materially to change how it does business ? TaskUs has three business lines, two of which (Digital Customer Experience and Trust + Safety) contribute ~86% of total revenue and are highly concentrated with customers that are investing billions annually in AI (e.g., Meta)? The Special Committee reviewed two cases of management projections (with and without the impact of AI on the business) and concluded that $16.50/share represented attractive risk-adjusted value even without any impact from AI or associated required investments ? Since announcement of the transaction, valuation, S1 and research peers1 are down ~10%2 amidst continued pressure from AI uncertainty, implying a TaskUs share price of ~$11.59 and an even higher premium of ~40%3 to the unaffected stock price ? The transaction multiple of 7.0x 2025E Adj. EBITDA4 compares more favorably today and vs. recently announced Telus transaction at 5.8x (LTM). TaskUs’ peers trade at a median of 4.8x NTM Adj. EBITDA today (vs. 5.1x prior to the announcement). ? A Special Committee of independent directors was formed and empowered to negotiate on behalf of the minority shareholders ? Over two months, the Special Committee held 12 formal meetings and numerous informal meetings to evaluate the Buyer Group’s proposal and potential alternatives, including remaining standalone, pursuing M&A or engaging in a recapitalization ? The Special Committee negotiated to improve value, terms and certainty – including 2 price bumps increasing the offer from $16.00 to $16.50 per share, securing fully committed no-outs financing and stringent protections for unaffiliated shareholders including a majority-of-the-minority vote requirement? From the outset, the Buyer Group stated unequivocally that it would not consider other alternative sale transactions? It is also important to note that over the years, the Company has had discussions with other parties, none of which yielded an alternative transaction The $16.50 per share all-cash offer delivers value and certainty for TaskUs’ shareholders amidst an uncertain environment that continues to be impacted by AI 1 1. See appendix for performance vs. peers 3. Based on median of 42%—see appendix 2. Based on median of 11%—see appendix 4. Based on consensus as of 5/8/25

Prior to Transaction Announcement, TaskUs Had Traded Down Significantly From Post-IPO Levels

($)

	Post IPO[1]	Unaffected (5/8/25)	Delta (%)	
	TEV / NTM Adj. EBITDA[2]		TEV / NTM Adj. EBITDA	Share Price
TaskUs	22.5x	5.7x[3]	*(75%)*	*(54%)*
CX Peer Median[4]	14.8	5.1	*(66%)*	*(71%)*

Down 54% vs. first day closing price post-IPO

Peers include CX companies that support customer interactions which have higher exposure to AI, versus diversified BPOs that provide outsourced middle- and back-office transaction workflows with less AI exposure



400%
300%
200%
100%
$23.00[1]
0%
Price Consideration
May 9, 2025
Announced take-private transaction
Down 54% vs. first day closing price post-IPO
$16.50
$14.38
(54%)
(71%)
6/10/21
3/22/22
1/2/23
10/14/23
7/26/24
5/8/25
TaskUs
Customer Experience Companies

Source: FactSet (8/15/25), Company Filings, Press Releases

Note: Customer Experience Companies include Teleperformance, Concentrix, Telus, TTEC and IBEX

1. Chart begins at TaskUs' price of $23.00 on day of IPO (6/10/21). Post-IPO multiples based on date of first availability of TaskUs consensus NTM Adj. EBITDA on 7/1/21. Post-IPO share price based on first day closing price of $31.09
2. Adj. EBITDA excludes the impact of stock-based compensation
3. Based on consensus NTM Adj. EBITDA at unaffected date
4. Peer multiples exclude TTEC; Customer Experience denoted as "CX"

2

Peers Have Traded Down Since Transaction Announcement

Significant uncertainties from AI continue to pressure sector

($ in millions)



May 9, 2025
TaskUs take-private announcement
June 18, 2025
Teleperformance cut revenue and margin outlook despite AI-related investments (~€100mm in 2025)
June 26, 2025
Concentrix Q2'25 earnings announced revenue beat however slight EPS miss
July 30, 2025
Concentrix shares down after insider sold shares
150%
125%
100%
75%
50%
5/8 Close: $14.38
30D VWAP: $13.06
$16.50[2]
+15%
$28.76
+12%
$48.19
(7%)
$84.89
(18%)
May-8
May-27
Jun-16
Jul-6
Jul-26
Aug-15
TaskUs Offer Price
Teleperformance
Concentrix
IBEX

	Pre-Transaction Ann. *(May 8th)*		Current *(August 15th)*		Delta (%)	
	TEV / NTM Adj. EBITDA[1]	Share Price	TEV / NTM Adj. EBITDA[1]	Share Price	TEV / NTM Adj. EBITDA[1]	Share Price
TaskUs[2]	5.7x	$14.38				
Teleperformance	5.0	103.71	4.6x	$84.89	(8%)	(18%)
Concentrix	5.1	52.03	4.9	48.19	(3%)	(7%)
TELUS International	5.2	2.65	*Removed Following Receipt of LOI on 6/12/25*			
IBEX	5.1	25.66	NA	28.76	NA	12%
Peer Median	**5.1x**		**4.8x**		**(6%)**	**(7%)**

Valuation, S1 and research peers[3] are also down ~(10%) since transaction announcement (see appendix)

$16.50 represents a ~40% premium to TaskUs' unaffected stock price if its 30D VWAP of $13.06 traded down ~(10%) with broader peers[3]

Source: TaskUs Management estimates received 4/4/25, FactSet (5/8/25; 8/15/25), Broker Research
Note: Total Enterprise Values ("TEV") exclude the impact of underfunded employee benefit obligations; consensus figures reflect median of Broker estimates

1. Adj. EBITDA excludes the impact of stock-based compensation
2. Current metrics based on Offer Price of $16.50 vs. current trading price of $17.22 (as of 8/15/25)
3. Peers based on TaskUs S1 and Broker Research, 10% based on median of 11% – see appendix

3

Overview of TaskUs' Business Segments

TaskUs provides outsourced digital services and customer experience, primarily serving high-growth technology companies including social media, e-commerce, and food delivery and ride-sharing

Segment	% 2024A Revenue	Description	Potential Impact of AI
Digital Customer Experience (DCX)	~61%	■ Omnichannel customer support, technical support and customer care operations across voice, chat, email and social platforms	**High Potential Impact** ■ Automation of services that TaskUs currently provides (i.e., customers could leverage AI to bring services in-house)
Trust and Safety	~25% (Meta ~22%)	■ Solutions for content review, online safety, fraud prevention and regulatory compliance to protect users and platforms	**High Potential Impact** ■ Exposure to potential platform shifts away from third-party fact-checking
AI Services	~14%	■ Human-in-the-loop data annotation, training data creation and model evaluation to support AI development	**Low Potential Impact** ■ Houses TaskUs' AI-related offerings; limited threat to this business segment given ongoing investment in the space

Source: Company filings and press releases

4

TaskUs' Customers and Competitors Are Investing Heavily in AI

Historic Customers	Competitors	TaskUs™
Meta ▪ 2025E CapEx: $66-72B (+$30B YoY) ▪ "Aggressively pursuing opportunities to bring additional capacity online to **meet the needs of our AI efforts…**" ▪ Committed **$15B in equity investments,** including Scale AI minority stake	**concentrix** ▪ Made **"thoughtful investments"** in technology, team and business to ensure ongoing profitability ▪ **"Well positioned against our competitor set"**	▪ **"We haven't done as good of a job as some of the private companies in doing some of this expert data sourcing"** – Bryce Maddock, Morgan Stanley Technology, Media & Telecom Conference (March 4, 2025) ▪ 2025E Total CapEx: **~$62M[1]** ***TaskUs Research Sentiment***
DOORDASH ▪ **Increased R&D** investment 16% to **$1.2B** in 2024 ▪ Introduced new suite of **AI-powered tools for DoorDash Ads**	**Teleperformance** ▪ Launched **AI partnership with up to €100M** in planned 2025 investments ▪ Announced acquisition of "Agents Only", an AI-enabled crowdsourcing platform ▪ Investing **~20% of the net FCF for AI** and transformation investments	**J.P.Morgan** "While the company intends to leverage AI to become more cost efficient in its internal support functions, **the overall cost pressure will keep margins at below average levels**" (2/27/25)
Uber ▪ **"Significantly expanded application of AI to assist with customer service requests**, providing support agents with summaries of customer comments, guidance on resolution steps, and personalized reply suggestions"	**TELUS** ▪ Sees **persistent pressures** that emphasize **need for pronounced and accelerated AI advancement** ▪ Identifies key investment areas: (1) workforce and project management, (2) ensuring best talent and (3) being a source of quality data	**GUGGENHEIM** "TASK intends to best position itself against AI-related risk by increasing investments in AI services; deploying AI across internal operations to drive efficiency; and launching an agentic AI consulting practice… **this offering likely cannibalizes parts of TASK's customer experience revenue."** (2/27/25)

Source: TaskUs management estimates, broker research, company websites and transcripts
1. TaskUs management estimates

5

The Special Committee Reviewed Two Cases of Management Projections in Connection With the Transaction

The transaction is fair based on expected earnings trajectory of the Company and no impact from AI

Case A — *No Impact from AI*

FYE Dec 31,	2025E	2026E	2027E	2028E	CAGR '25E-'28E
Revenue	**$1,153**	**$1,333**	**$1,414**	**$1,496**	*9%*
% Growth	*16%*	*16%*	*6%*	*6%*	
% Gross Margin	*38%*	*38%*	*37%*	*37%*	
Adj. EBITDA	**$243**	**$280**	**$297**	**$315**	*9%*
% Margin	*21%*	*21%*	*21%*	*21%*	
Capex	**$62**	**$53**	**$57**	**$60**	*(1%)*
% of Revenue	*5%*	*4%*	*4%*	*4%*	

- 9% '25E-'28E total revenue CAGR comprised of 17% CAGR across Trust & Safety and AI Services and 2% CAGR in Digital Customer Experience (DCX)
- Steady 21% EBITDA margin based on continued 0.5% gross margin erosion primarily from steady wage inflation and offset by SG&A efficiencies
- '26E-'28E Capex is 4% of revenue

Case B — *With Impact from AI*

FYE Dec 31,	2025E	2026E	2027E	2028E	CAGR '25E-'28E
Revenue	**$1,108**	**$1,043**	**$942**	**$885**	*(7%)*
% Growth	*11%*	*(6%)*	*(10%)*	*(6%)*	
% Gross Margin	*38%*	*36%*	*35%*	*35%*	
Adj. EBITDA	**$228**	**$188**	**$151**	**$133**	*(16%)*
% Margin	*21%*	*18%*	*16%*	*15%*	
Capex (4/16/25)	**$62**	**$42**	**$38**	**$27**	*(25%)*
% of Revenue	*6%*	*4%*	*4%*	*3%*	

- Case B was reviewed by the Special Committee for reference
- (7%) '25E-'28E total revenue CAGR – ~60% of '25E DCX revenue lost by '28E, 9% CAGR across Trust & Safety and AI Services
- Accelerated margin erosion due to competitive market and lower revenue growth
- Initial (4/4/25) Case B Capex forecast revised by TaskUs Management on 4/16/25

Source: TaskUs management estimates for Case A and Case B received on 4/4/25, TaskUs management Case B Capex forecast received 4/16

6

The Special Committee Also Reviewed TaskUs Q1'25 Estimates vs. Actuals *($ in millions)*

TaskUs management has consistently beaten consensus revenue estimates with mixed-to-modestly positive market reaction

		Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Revenue	Actual	$235	$229	$226	$234	$227	$238	$255	$274	$278	$294
	Guidance	$231	$227	$221	$226	$224	$231	$245	$268	$271	
	Consensus	$232	$227	$221	$226	$224	$232	$245	$269	$271	
	% Beat (Miss)	*1%*	*1%*	*2%*	*3%*	*2%*	*3%*	*4%*	*2%*	*2%*	
Adj. EBITDA Margin (%)	Actual	23.5%	23.8%	23.5%	25.2%	22.2%	21.5%	21.2%	19.6%	21.3%	22.1%
	Consensus	21.1%	22.8%	22.5%	22.5%	22.1%	22.3%	21.5%	21.1%	20.1%	
	% Beat (Miss)	*2%*	*1%*	*1%*	*3%*	*0%*	*(1%)*	*(0%)*	*(1%)*	*1%*	
Stock Price Reaction		*(3%)*	*(15%)*	*18%*	*8%*	*5%*	*(1%)*	*22%*	*(8%)*		

The Special Committee reviewed the Q1'25 earnings release during the negotiations and determined that it was in line with management's historical track record of slightly exceeding consensus estimates

Period	Metric	Public Guidance Issued on 2/26/25	Consensus Prior to Earnings	Preliminary Actuals on 4/22/25[3]	Revised Actuals on 4/30/25[4]	Actuals Reported on 5/9/25	Actuals vs. Consensus
Q1'25	**Revenue**	$271[1]	$271	$278	$278	$278	**+2.5%**
	Adj. EBITDA Margin	~20%	~20%[2]	21.4%[4]	21.3%[4]	21.3%	**+1.3pps**

Q2'25 earnings were above expectations given strong performance across all three service lines, but do not imply any changes to the budget forecast reviewed by the Special Committee

Source: TaskUs Management estimates received 4/22/25, TaskUs Draft Q1 Earnings Release received 4/30/25, FactSet (8/15/25), Company Filings, Broker Research

1. Represents the midpoint value of the provided range
2. Based on broker median Adj. EBITDA divided by broker median revenue
3. TaskUs Management previewed with Evercore 4/22/25
4. Revised guidance provided by TaskUs Management, received on 4/30/25

7

Special Committee Negotiated Improved Value, Terms and Certainty

Over approximately two months, the Special Committee held 12 formal meetings (plus numerous informal discussions) to evaluate the offer and potential alternatives

	(1) Buyer Group's Initial Offer	(2) Special Committee's First Counter	(3) Buyer Group's Counter	(4) Special Committee's Revised Counter
Date	3/12/2025	4/21/2025	4/22/2025	**4/23/2025**
30D VWAP	$14.69 / share	$12.98 / share	$12.98 / share	**$12.98 / share**
Offer Price	$16.00 / share	$16.75 / share	$16.25 / share	**$16.50 / share**
Deal Terms / Conditions	*Initial Terms Proposed:* ▪ No committed financing ▪ Co-Founders would only pursue a deal with Blackstone ▪ Blackstone would not entertain alternative sale transactions ▪ Offer conditioned on approval of Special Committee and disinterested stockholders	*Special Committee Considerations:* ▪ *Valuation:* Attractive valuation across premia, transaction and risk-adjusted projections ▪ *Market Conditions:* Ongoing volatility and drop in TaskUs' share price along with peers ▪ *AI-Related Risks:* AI-related uncertainties and increased investment by competitors and customers ▪ *Deal Certainty:* Risk that Buyer Group might lower or withdraw offer if market conditions worsened ▪ *Timing:* Pros and cons of announcing deal by May 8, including market conditions		*Terms Secured:* ✓ **No financing contingency** ✓ **Full equity commitment** ✓ **Fiduciary-out for superior proposals** ✓ **Reasonable termination fee** ✓ **Fairness opinion** ✓ **Majority-of-the-minority vote requirement**

The Special Committee negotiated to materially improve terms while securing stringent protections for unaffiliated shareholders, including a majority-of-the-minority vote requirement

8

$16.50 Per Share Offers Fair Value and Certainty For Minority Shareholders

$16.50/share proposal price represents ~7.4x LTM Adj. EBITDA[1] vs. transaction multiple median of ~5.9x



% Premium at Announcement
14.7%
39.7%
26.3%
19.8%
42.6%
Proposal Price: $16.50
$14.38
$12.76
29.3%
$11.81
$10.48
57.4%
$13.06
$11.59
42.4%
$13.78
$12.22
35.0%
$11.57
$14.80
$12.20
$15.60
$12.70
Proposal Represents ~7.4x LTM Adj. EBITDA[1] (vs. transaction multiple median[5] of ~5.9x) and ~6.4x NTM Case A Adj. EBITDA
$20.20
$12.40
$7.50
$5.10
6/12/25: Telus Corp Submitted Non-Binding LOI to Acquire Telus Digital for $3.40/share, ~5.8x Adj. EBITDA[4]; 15% premium to prior-day close, 22% premium to 30-day VWAP
Unaffected (5/8/25)
Reference: (11%) TSR since unaffected date, in line with broader peers (Implied Price and Premium)
Day Prior
Month Prior
30D VWAP
60D VWAP
52 Week Low
Trading Multiples[2,3]
Transaction Multiples[2]
DCF Case A[2]
DCF Case B[2] (Reference Only)
Buyer Group / TaskUs (5/9/25)
Telus Corp / Telus Digital (6/12/25)
Founder & Group / TDCX (3/1/24)
Capital Square Partners / Startek (10/10/23)
Teleperformance / Majorel (4/26/23)
Concentrix / Webhelp (3/29/23)

Source: FactSet (5/8/25), TaskUs Management estimates received 4/4/25, Extrapolations discussed 3/31/25-4/10/25, Company Filings, TaskUs Draft Q1 Earnings Release received 4/30/25, announced Bravo proposal

Note: Trading multiples and precedent multiples implied share price assume 3/31/25 net debt calculated using $197mm cash and $253mm debt per TaskUs Draft Q1 Earnings Release received 4/30/25. DCF implied share price assumes 12/31/24 net debt calculated using $192mm cash and $256mm debt per TaskUs 2024 10K

Note: Trading Multiples and DCF implied share prices rounded to the nearest $0.10

1. Based on LTM Adj. EBITDA as of 3/31/25
2. Trading Multiples and Transaction Multiples based on 3/31/25 balance sheet information (per TaskUs Draft Q1 Earnings Release received 4/30/25); DCF based on 12/31/24 balance sheet information; Class A and Class B shares, RSUs, PSUs, and options outstanding as of 5/5/25 per TaskUs management, excludes PSUs not expected to vest, per TaskUs Management guidance; FDSO calculated using treasury stock method treatment of in-the-money options

9

3. Trading multiples implied share price based on Case A figures received 4/4/25
4. Reflects LTM Adj EBITDA as of 3/31/25. Adjusted from IFRS to U.S. GAAP – key adjustments include burdening EBITDA by depreciation of right-of-use assets and lease interest expense, assuming FY24 percent of Revenue. Adjusted to reflect Adj. EBITDA unburdened by stock-based compensation
5. Includes Telus Corp's non-binding indication of interest to acquire full ownership of Telus digital on 6/12/25

Conclusion $16.50 per share all-cash offer delivers significant value and certainty for TaskUs’ minority shareholders amidst an uncertain environment that continues to be impacted by AI The CX sector and peers continue to underperform amidst continued pressure from AI-related uncertainties. TaskUs’ implied share price today would be lower if the deal was not announced The Special Committee, with input from independent financial and legal advisors, conducted a rigorous review of the standalone risks and uncertainties for the business, including the potential disruptive impact of AI and significant investments in AI by competitors and customers The Special Committee negotiated with the Buyer Group over two months to materially improve price, terms and certainty while preserving stringent protections for unaffiliated shareholders at every step: ? Improved proposal of $16.50 / share representing a ~26% premium to 30D VWAP at time of announcement (implied premium of ~40%1 based on peer trading levels since announcement) ? No financing contingency ? Fiduciary-out for superior proposals? Reasonable and market termination fee? Majority-of-the-minority vote requirement The Buyer Group stated unequivocally that it would not consider an alternative sale, and prior discussions with strategics and other parties did not yield an alternative transaction 10 1. Based on median of 42%—see appendix

Appendix

TaskUs Valuation, S1 and Research Peers Have Traded Down Since Announcement

TaskUs	Date	Price	Premium at $16.50
Proposal	*Current*	$16.50	
Unaffected 30D VWAP	5/8/25	$13.06	*26.3%*

Peer Set [1]	Median Total Shareholder Return: May-8 to Aug-15	Based on Unaffected 30D VWAP: Implied Current TASK Price [2]	Based on Unaffected 30D VWAP: Premium at $16.50
TaskUs S1 Listed Peers	*(11%)*	$11.59	*42%*
Valuation Peers	*(7%)*	$12.16	*36%*
Goldman Sachs Initiation Report	*(18%)*	$10.77	*53%*
JP Morgan Initiation Report	*(12%)*	$11.53	*43%*
BofA Securities Initiation Report	*(8%)*	$12.07	*37%*
Morgan Stanley Initiation Report	*(11%)*	$11.59	*42%*
Other IPO Bookrunner Initiation Reports [3]	*(11%)*	$11.59	*42%*
Median	***(11%)***	**$11.59**	***42%***
Average	***(11%)***	**$11.61**	***42%***

Source: FactSet (8/15/25), Wall Street Research, Company Filings
Note: Analysis excludes listed peers that are not currently publicly traded (24/7 Intouch, Perficient, Sutherland, Sykes and VXI) and excludes TTEC, Telus Digital and WNS

1. Goldman Sachs and JP Morgan represent TaskUs IPO lead bookrunners. BofA Securities and Morgan Stanley represent IPO joint bookrunners with largest share allocations
2. Applies median total shareholder return to specified price given no dividends paid since announcement
3. Includes Baird, RBC, William Blair, Wells Fargo

TaskUs S1 Listed Peers: 24/7 Intouch, Appen, TDCX, Accenture, Genpact, Tata Consultancy Services, Cognizant, Teleperformance, Telus Digital, TTEC, VXI, Sutherland
Valuation Peers: Teleperformance, Telus Digital, IBEX, Concentrix
Goldman Sachs Initiation Report: Globant, EPAM, Endava, Teleperformance, TTEC, Telus Digital, Appen
JP Morgan Initiation Report: Telus Digital, Teleperformance, Concentrix, TTEC, WNS, Genpact, EXL Services, Accenture, Tata Consultancy Services, Infosys, Globant, Endava, EPAM
BofA Securities: Accenture, Appen, Genpact, Teleperformance, Telus Digital, TTEC
Morgan Stanley: Concentrix, Teleperformance, Telus Digital, TTEC, Accenture, Atos, Capgemini, Cognizant, DXC, HCL Technologies, Infosys, Tata Consultancy Services, Wipro, Endava, EPAM, Globant, Conduent, Genpact, WNS
Other IPO Bookrunner Initiation Reports: Accenture, Appen, Atos, Capgemini, CGI, Cognizant, Concentrix, Conduent, DXC, Endava, EPAM, EXL Services, Genpact, Globant, Grid Dynamics, HCL Technologies, IBEX, Infosys, Perficient, Sykes, Tata Consultancy Services, TDCX, Tech Mahindra Limited, Teleperformance, TTEC, Telus Digital, Wipro, WNS

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Trading Multiples Analysis

2025E TEV / Adj. EBITDA[1] *(May 8th)*



Customer Experience Median: 5.2x
6.1x
$14.38
5.1x
$103.71
5.2x
$52.03
5.3x
$2.65
5.3x
$25.66
TaskUs Consensus
Teleperformance 2,3
concentrix
TELUS 2,4
ibex.

2025E TEV / Adj. EBITDA[1] *(Aug 15th)*



Customer Experience Median: 5.1x
6/12/25: Telus Corp Submitted Non-Binding LOI to Acquire Telus Digital for $3.40/share, ~5.8x Adj. EBITDA⁴; 15% premium to prior-day close, 22% premium to 30-day VWAP
4.7x
$84.89
5.1x
$48.19
6.3x
$3.82
5.8x
$28.76
Teleperformance 2
concentrix
TELUS 2,4
ibex.

2026E TEV / Adj. EBITDA[1] *(May 8th)*



Customer Experience Median: 4.9x
5.4x
$14.38
4.9x
$103.71
4.9x
$52.03
5.0x
$2.65
NA
$25.66
TaskUs Consensus
Teleperformance 2,3
concentrix
TELUS 2,4
ibex.

2026E TEV / Adj. EBITDA[1] *(Aug 15th)*



Customer Experience Median: 4.7x
6/12/25: Telus Corp Submitted Non-Binding LOI to Acquire Telus Digital for $3.40/share, ~5.8x Adj. EBITDA⁴; 15% premium to prior-day close, 22% premium to 30-day VWAP
4.6x
$84.89
4.8x
$48.19
6.0x
$3.82
NA
$28.76
Teleperformance 2
concentrix
TELUS 2,4
ibex.

TaskUs Consensus | Customer Experience Companies | Received Non-Binding Acquisition Proposal (For Reference Only)

Source: TaskUs Management estimates received 4/4/25, FactSet (5/8/25 & 8/15/25), Broker Research
Note: Total Enterprise Values exclude the impact of underfunded employee benefit obligations

Note: Consensus figures reflect median of Broker estimates
1. Adj. EBITDA excludes the impact of stock-based compensation

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2. Teleperformance and Telus International adjusted from IFRS to U.S. GAAP – key adjustments include burdening EBITDA by depreciation of right-of-use assets and lease interest expense.
Forward depreciation of right-of-use assets and lease interest expense for Teleperformance and Telus International assumed to be consistent with prior year % of revenue, applied to forward consensus revenue
3. Teleperformance financials reflect pro forma figures following its acquisition of ZP Better Together, which closed on 2/5/25
4. Telus International Adj. EBITDA is unburdened for stock-based compensation to align with other companies shown. 6/12/25 multiple based on trading price. Transaction multiple reflects LTM Adj EBITDA as of 3/31/25 adjusted from IFRS to U.S. GAAP

Transaction Multiples

($ in millions, except per share data)

Date Announced	Acquirer	Target	Total Enterprise Value	TEV / LTM Adj. EBITDA
6/12/25	Telus Corporation	Telus Digital	$2,096	5.8x[1]
3/1/24	Founder & Group	TDCX	685	5.2[2]
10/10/23	Capital Square Partners	Startek	217	5.9[3]
4/26/23	Teleperformance	Majorel	3,143	7.7[4]
3/29/23	Concentrix	Webhelp	4,768	11.8[5]
		Mean	**$2,182**	**7.3x**
		Median	**2,096**	**5.9**

For Reference Only: Pre-AI Sector Correction

Date Announced	Acquirer	Target	Total Enterprise Value	TEV / LTM Adj. EBITDA
6/18/21	Sitel Group	Sykes Enterprises	$2,119	9.7x[6]
12/4/19	TELUS International	Competence Call Centre	1,015	10.7[7]
7/9/19	Groupe Bruxelles Lambert	Webhelp	2,690	NA
6/28/18	Synnex	Convergys	2,528	7.4[8]
6/14/18	Teleperformance	Intelenet	1,045	12.6[9,10]
		Mean	**$1,879**	**10.1x**
		Median	**2,119**	**10.2**

Source: Company filings, Press Releases
Note: Exchange rate reflected as of announcement date. Telus, Sykes and Convergys adjusted to reflect Adj. EBITDA unburdened by stock-based compensation

1. Reflects LTM Adj EBITDA as of 3/31/25. Adjusted from IFRS to U.S. GAAP – key adjustments include burdening EBITDA by depreciation of right-of-use assets and lease interest expense, assuming FY24 percent of Revenue. Forward stock-based compensation based on broker median
2. Reflects LTM Adj. EBITDA as of 12/31/23, based on final price of $7.20 per share
3. Reflects LTM Adj. EBITDA as of 9/30/23
4. Reflects LTM Operating EBITDA as of 6/30/23
5. Reflects LTM Adj. EBITDA as of 3/31/23
6. Reflects LTM Adj. EBITDA as of 6/30/21
7. Reflects LTM Adj. EBITDA as of 12/31/19
8. Reflects LTM Adj. EBITDA as of 6/30/18
9. Reflects LTM EBITDA as of 3/31/18
10. Multiples are presented on an IFRS-16 basis

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